SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



      Date of report (Date of earliest event reported): September 30, 1999



                          Northern Star Financial, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


         000-25231                                       41-1912467
(Commission File Number)                 (I.R.S. Employer Identification Number)


                               1650 Madison Avenue
                            Mankato, Minnesota 56001
               (Address of Principal Executive Offices) (Zip Code)


                                 (501) 387-2265
              (Registrant's Telephone Number, Including Area Code)

                           --------------------------

          (Former Name or Former Address, if Changed Since Last Report)




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                                                         2
Item 5.  Other Events

         On September 30, 1999, Northern Star Financial, Inc. ("Company") announced that it has reached a definitive agreement to acquire First Federal Holding Company of Morris, Inc ("First Federal"). Under the terms of the agreement, the Company will acquire First Federal for approximately $9.7 million in stock (based on a price of $10.50 per share of the Company's common stock) through the issuance of approximately 923,809 shares of Company common stock, subject to adjustment.

         The transaction is intended to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and be accounted for using the "pooling of interests" method of accounting.

         A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.


Item 7.  Financial Statement and Exhibits

A.       Financial statements of businesses acquired.

         Not applicable.

B. Pro forma financial information.

         Not applicable.

C.       Exhibits.

         The following is filed herewith. The exhibit number corresponds with
Item 601(b) of Regulation SB.

         Exhibit No.     Description

             99.1 Press Release dated September 30, 1999, regarding Northern Star Financial, Inc.'s announcement of the acquisition of First Federal Holding Company of Morris, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  Northern Star Financial, Inc.



      Date: October 7, 1999                       By /s/ Thomas P. Stienessen
                                                  Chief Executive Officer

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  EXHIBIT INDEX
                                       to
                                    FORM 8-K

                          Northern Star Financial, Inc.


Exhibit No.         Description


   99.1 Press Release dated September 30, 1999, regarding Northern Star Financial, Inc.'s announcement of the acquisition of First Federal Holding Company of Morris, Inc.